Exhibit 5






                                        July 17, 2000



Allegheny Energy, Inc.,
   10435 Downsville Pike,
       Hagerstown, Maryland 21740-1766.

Ladies and Gentlemen:

           In connection with the registration under the Securities Act of 1933 (the "Act") of unsecured debt securities (the "Securities") of Allegheny Energy, Inc., a Maryland corporation (the "Company"), with an aggregate initial offering price up to $300,000,000, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

           Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, the terms of the Securities and of their issuance and sale have been duly established in conformity with the Indenture to be entered into between the Company and Bank One Trust Company, N.A., as Trustee, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Securities have been duly executed and authenticated in accordance with such Indenture and issued and sold as contemplated in the Registration Statement and in conformity with any orders under the Public Utility Holding Company Act of 1935 relating to the Securities, the Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          In rendering the foregoing opinion, we have relied
as  to  certain matters on information obtained from  public
officials,  officers  of  the  Company  and  other   sources
believed by us to be responsible.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                  Very truly yours,

                                  /s/ Sullivan & Cromwell

                                  Sullivan & Cromwell